[DAMARISCOTTA LEASE]



                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT made on the 16 day of March, 1998, by and between KEYBANK NATIONAL ASSOCIATION, successor in interest to CASCO NORTHERN BANK, N.A. ("Lessor"), and CAMDEN NATIONAL BANK ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Jordan Bay Investment Corporation, a Maine corporation ("Master Lessor") have entered into that certain Indenture of lease dated September 20, 1989 with respect to the Leased Premises (defined below) (the "Master Lease"); and

         WHEREAS, pursuant to the terms of that certain Branch Purchase and Assumption Agreement dated as of October 14, 1997, Lessor has agreed to sublease the Leased Premises to Lessee.

         NOW, THEREFORE, in consideration, of the Leased Premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the partiess hereto agree as follows:

         1. Leased Premises. The Lessor hereby leases unto the Lessee, and the Lessee hereby hires and takes from the Lessor, the following described premises located in the Coastal Plaza in Damariscotta, Maine: a building containing a floor area of approximately twenty-six hundred (2600) square feet situated in the southwesterly corner of Coastal Plaza all as more particularly shown as the shaded area on the plan attached to the Master Lease and marked "Exhibit A" (hereafter "Leased Premises").


         2. The Shopping Center. The words "the Coastal Plaza" or "Shopping Center" and all references thereto shall be deemed to mean the area situated on the northerly side of Route US 1 (Business) in Damariscotta, Maine, as shown outlined by a dark black line on the plan attached to the Master Lease and marked "Exhibit A" which includes the Leased Premises.


         3. Term. TO HAVE AND TO HOLD the Leased Premises unto the Lessee and its successors and assigns for a term commencing on March 16, 1998 (the "Commencement Date") and ending May 3, 2010 (the "Lease Term"), subject to the terms and conditions hereinafter in this Lease contained.


         The Lessor and the Lessee agree that promptly after the commencement of the term hereof, they will enter into a Memorandum of Lease in accordance with title 33, M.R.S.A. Section 201, which shall be acknowledged and in form for recording, setting forth the facts required by that Statute.

         4. Rent. YIELDING AND PAYING rent therefor at such place or places as the Lessor may by notice in writing to the Lessee from time to time direct, as follows:

                  (a) Commencing on the Commencement Date and ending May 4, 2000 (the "Initial Term"), annual rent of Forty-one thousand and 00/100 Dollars ($41,000.00) ("Initial Term Rent") payable monthly in advance, in equal installments beginning on April 1, 1998 and on the first day of each calendar month thereafter; provided, however, that Lessee shall pay prorated rent on a per diem basis for any fractional part of a month at the commencement or termination of this lease or in any month in which an Adjustment Period (defined below) begins or ends.

                  (b) Upon each of May 5, 2000 and May 5, 2005 and any renewal term of this Lease (each being and "Adjustment Period") the Lessor shall be entitled to have the annual rental payments for the ensuing years of each adjustment period reflect any increase in the cost of living which occurred during the period (whether initial or adjustment) then ending. The Lessor shall compute any such increase by using as a basis for the computation the "Consumer Price Index-All Cities (1967 equal to 100)", hereinafter referred to as the "Index", published by the Bureau of Labor Statistics of the United States Department of Labor. More specifically, the computation shall be made as follows:

                      (i) The Index Number in the column for Boston, entitled "All Items" for the month in which the first payment of rent for the Initial Term of this Lease shall be the Base Index Number (BIN) and the corresponding Index Number for the month prior to the last month of the period (whether initial or adjustment) then ending shall be the Current Index Number (CIN).

                      (ii) The increase in the cost of living,  if any, shall be determined by dividing the Current Index Number by the Base Index Number, as determined by Subparagraph
                           (i) above, and subtracting the integer one from the quotient, in accordance with the following formula:
                           Increase in cost of living = CIN over BIN minus one. The adjustment to the annual rental payments shall be determined by multiplying the percentage increase in the cost of living as determined above by the Initial Term Rent. The adjustment figure for the first Adjustment Period shall be added to Initial Term Rent. The adjustment figure for the first Adjustment Period shall be added to Initial Term Rent yielding the new annual rent. The new annual rent so computed shall be payable to Lessee to Lessor in monthly installments in advance on the first day of each month of the first adjustment period of this Lease.

                     (iii) The  adjustment for the second  Adjustment  Period of this Lease shall be computed as indicated in Subparagraphs (i) and (ii) above except that the CIN shall be changed to the last month of the first Adjustment Period. The adjustment to the rental payments shall be determined by multiplying the percentage increase, if any, in the cost of living as so determined by an amount equal to the Initial Term Rent, and the rental as so added to and adjusted shall be payable in the manner as provided in Subparagraph (ii) above.

                      (iv) If the  publication  of the  Consumer  Price Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the City of Boston as computed and published by an agency of the United States, if any, or otherwise by a responsible financial periodical of recognized authority to be selected by the parties.
                 (c) On the last rent day, Lessee shall pay rent at the last computed monthly rent for the portion of the last calendar month included in the term hereof.

         5. AS-IS/WHERE-IS. Tenant acknowledges that Tenant hereby accepts the Leased Premises in its present condition, AS-IS, without any warranties or representations. Tenant acknowledges and agrees that neither Landlord, nor any officer, employee, or agent of Landlord has made any representation, verbal or otherwise, concerning the condition of the Leased Premises on which Tenant has relied in the decision to execute the Lease.


         6. Parking Areas and Other Common Facilities. The Lessee shall have the right, as an appurtenance to the Leased Premises, to use the parking areas, roadways, walkways and other common facilities within the Shopping Center in common with others entitled to the use thereof and otherwise in accordance with and subject to the provisions of this Lease and such reasonable regulations with respect to their use as the Master Lessor shall from time to time establish. The Master Lessor may also from time to time make reasonable changes in any common facility in the Shopping Center. Automobiles and other vehicles used by the Lessee and its employees shall be parked only in areas located in the Leased Premises and not in the remainder of the Shopping Center. The Lessee also agrees not to cause any obstruction or other interference with any roadway, walkway or other common facility appurtenant to the Leased Premises which any person or persons other than the Lessee or those claiming under it may be entitled to use. The Lessee also agrees to use its best efforts to prohibit truck and delivery vehicles in the parking areas within the Shopping Center; all loading and unloading of merchandise, supplies, fixtures, equipment and furniture shall be done at and through the proper service entrance or entrances.

         7. Construction and Maintenance of Parking Areas and Additional Rent . The Lessor further agrees to use reasonable efforts to cause Master Lessor, during the term hereof, to pay the real estate taxes and other assessments, provide comprehensive public liability and fire and extended coverage insurance and operate, manage and maintain all parking areas, roadways, walkways and other common facilities within the Shopping Center, and to maintain the landscaping, drainage and lighting facilities therefor, all in such manner and at such cost as the Master Lessor in its reasonable judgement shall determine, it being expressly understood and agreed that neither Master Lessor nor Lessor shall be liable for any inconvenience, discomfort, deprivations, interruption of business or other consequence resulting from or due to the making of repairs, replacements, improvements, alterations, or additions or the doing of any other work by or at the direction of the Master Lessor, to or upon any of such common facilities, strikes or other labor difficulties, difficulty in obtaining electricity or any other service or supplies from the Master Lessor's usual source of supply, inability to obtain labor or materials, or any cause beyond the Master Lessor's or Lessor's reasonable control. The Lessee agrees to pay the Lessor upon being billed therefor, but no more often than once each calendar month, as ADDITIONAL RENT (which additional rent may be estimated by the Master Lessor, subject to adjustment in future billings to the Lessor), the Lessee's share of such cost described in the immediately preceding sentence during each year of the term of this Lease, including without limiting the foregoing generality, the cost of such insurance, taxes and assessments, the cost of snow removal, policing, lighting, cleaning, and line painting and of repairing, renovating, replacing and improving any of such common facilities, landscaping, drainage or lighting facilities, and also the Lessee's share of the cost of lighting and maintaining such signs and advertising devices as the Master Lessor may erect calling attention to the Shopping Center, excepting such signs that are not within the Shopping center or adjacent thereto. Notwithstanding the foregoing, with respect to real estate taxes and assessments by any agency authorized to make assessments relating to the building located on the Leased Premises, the Lessee shall bear the entire cost of same as a portion of the Additional Rent and the next succeeding sentence shall not apply to same. The Lessee's share of costs, excluding such real estate taxes and such assessments, shall be one and one-half times the proportion that the total floor area of the building to be constructed on the Leased Premises bears to the total floor area in all leased or occupied buildings or portions of buildings within the Shopping Center, including the building to be constructed as of the date of the billing. If the Master Lessor may, in its sole judgement, charge for all or a portion of such special costs on such reasonable basis as the Mater Lessor shall determine. Lessee shall pay Lessor for any such special costs not paid directly to Master Lessor by Lessee.

         In the event  that at any time  subsequent  to the date when the Master
Lessor named herein shall cease to be the Master Lessor, the Master Lessor should fail to seek an abatement of the real estate taxes affecting the Leased Premises for thirty (30) days after request by the Lessee at any time, the Lessee may do so in the name of the Master Lessor but at the sole cost and expense of the Lessee, and all reasonable legal fees and expenses incurred by the Lessee therein shall be recouped out of the first proceeds of any such abatement procured, and such real estate taxes shall be adjusted as a result of such abatement procured. In no event shall Lessor be obligated to expend any sum of money or incur any obligations in connection with such abatement. In the event of such contest, the Lessee shall, however, furnish reasonable security, if required by the Master Lessor, to insure the payment of such taxes and prevent any sale, foreclosure or forfeiture of all or any part of the Shopping Center by reason of such contest. The Lessee further agrees that such contest shall be prosecuted to a final conclusion diligently, that it will pay and exonerate and indemnify the Lessor against any and all claims, suits, obligations, liabilities and damages in connection therewith, and that it will, promptly after the final determination of such contest, fully pay and discharge to the Master Lessor its share, as determined by this Sublease of all amounts determined to be payable therein, together with all penalties, defines, interest, costs and expenses resulting from such contest. The right of the Lessee so to seek an abatement pursuant to the provisions of this Paragraph shall not apply during any period when an institutional mortgagee, either in possession of the Leased Premises or Shopping Center or both, shall have become the Lessor hereunder or the Master Lessor under the Master Lease pursuant to foreclosure or acceptance of a deed in lieu of foreclosure.


         8. Real Estate Taxes, Etc. The Lessee agrees to reimburse Lessor or Master Lessor for all real estate taxes and assessments of every kind and description which may be levied or assessed against the building and other improvements construction on the Leased Premises.


         9. Utilities. The Lessee shall pay for all electricity, gas, water, heat, sewer and other utility services used on the Leased Premises, and at its own expense shall heat the water to meet its hot water requirements. If the Master Lessor shall elect at any time to supply any one or more of said services to the Leased Premises, then the Lessee, upon not less than forty-five (45) days' written notice from the Lessor, shall accept and use such of said services as are tendered by the Master Lessor and pay therefor at the rates which would be charged if the same were purchased by the Lessee from the municipality or other service corporation which would otherwise supply such service or services. The charges for such of said services are to be furnished by the Master Lessor shall be ADDITIONAL RENT due on the first day of the calendar month following the billing thereof to the Lessee, and the Lessor shall have the same remedies for non-payment of said ADDITIONAL RENT as the Lessor shall have for the non-payment of other rent; and in addition to said remedies, the Lessor, upon not less than three (3) days' notice to the Lessee, may discontinue furnishing such of said services as are not paid for, and no such discontinuance shall be deemed an eviction or render the Lessor or Master Lessor liable for damages or relieve the Lessee from its obligations under this Lease. If the Master Lessor should elect as aforesaid to furnish all or any of said services, then the Lessor shall not be liable to the Lessee in damages or otherwise should the furnishing of any one or more thereof be interrupted or terminated because of accident, the making of repairs, replacements, improvements, alterations or additions, strikes or other labor difficulties, difficulty in obtaining fuel, electricity or any other supplies or service from the Master Lessor's usual source of supply, or any cause beyond the Master Lessor's or Lessor's reasonable control. Upon not less than forty-five (45) days' written notice to the Lessee from the Master Lessor or Lessor, the Master Lessor may cease to furnish all or any of said services without any responsibility to the Lessee except to connect the service facilities with such other nearby source of supply as may be available for the service or services so discontinued.

         10. Lessee's Liability Insurance. The Lessee shall procure and maintain during the Lease Term, at its own expense, comprehensive public liability insurance, which may be under a blanket policy, in responsible insurance compoies qualified to do business in Maine and in good standing therein, insuring the Lessor as well as the Lessee against all claims for injuries to person or for death occurring in or about the Leased Premises, in the amount of at least Three Million and 00/100 ($3,000,000.00) Dollars in the event of injury to or death and against all claims for damages to or loss of property occurring in or about the Leased Premises in the amount of at lease Five Hundred Thousand and 00/100 ($500,000.00) Dollars. This insurance shall be in addition to any similar insurance the Master Lessor or Lessor may provide. The Lessee shall promptly furnish to the Lessor, upon obtaining such insurance, the policy of insurance or a certificate thereof, and at least twenty (20) days, before the expiration of any such policy or certificate shall furnish to the Lessor a new policy or certificate in lieu thereof, including an endorsement to the effect that such insurance shall not be cancelled except after ten (10) days' notice in writing to the Lessor. The Lessee shall also maintain and keep in force plate glass insurance on all plate glass on the Leased Premises. The Lessee shall also maintain in full force during the Lease Term, on all of its fixtures and equipment, a policy or policies of fire insurnace with standard extended coverage in an amount not less than eighty (80%) percent of their sound insurable value, the proceeds of which will, as long as this Lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured.

         11. Increase in Insurance Rates. The Lessee shall not carry on any activity in or about the Leased Premises which will in any way tend to increase the insurance rates on the Leased Premises or impair or invalidate any insurance thereon. If, because of anything, done on the Lease Premises, whether it be the conduct of the business permitted by this Lease or otherwise, the premiums for insurance on the Leased Premises required by this Lease are increase over those which would prevail if the Leased Premises were used for a supermarket carrying the lowest insurance rates according to the local fire insurance rating organization or other body exercising similar functions, then the Lessee agrees upon demand to pay the Lessor an amount equal to such increase as additional rent.

         12. Use of Premises. The Lessee agrees to use the Leased Premises for the conduct of a bank, subject to restrictions under other provisions of this Lease, and not to use them for any other purpose.


         13. Signs, Etc. on Outside of Premises. The Lessee shall not install any sign, placard, lettering or advertising media, or any shade, awning, aerial, flagpole or the like, that is visible from the outside of the Leased Premises, or any exterior lighting or plumbing fixtures, or any exterior decorations or painting, or build any fences outside of the Leased Premises, or make any changes in the front of the Leased Premises, without first obtaining in each case the written consent of the Master Lessor. The Lessee also agrees not to use any advertising media in the Shopping Center that may be objectionable to the Master Lessor, such as loud speakers, phonographs or radio broadcasts that may be heard outside of the Leased Premises. The Lessee shall keep the Leased Premises and the sidewalks, if any, adjacent thereto clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the Leased Premises and arrange for the regular pick-up of such trash and garbage at Lessee's expense.

         14. Property Attached to Floors, Etc. Subject to the next following sentence, all alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either the Master Lessor, Lessor or the Lessee in or upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings shall be the property of the Master Lessor and at the expiration or earlier termination of this Lease shall remain upon and be surrendered with the Leased Premises as part thereof, without disturbance, molestation or injury; provided, that, if prior to such expiration or termination or within thirty (30) days thereafter the Lessor and Master Lessor so directs by written notice to the Lessee, then the Lessee shall promptly remove any of said additions, improvements and fixtures which were installed by the Lessee and are designated in said notice and repair any damage occasioned by such removal. All trade fixtures and equipment installed by the Lessee may be removed by the Lessee any time during or prior to the expiration of the Lease Term provided that the Lessee leaves the Leased Premises in the condition called for by Paragraph 15(d) and repairs any damages caused by such removal. Any floor covering of similar character which may be cemented or otherwise adhesively affixed to any floor in the Leased Premises shall be and become the Master Lessor's property absolutely. With respect to any vault and vault door that may be installed in the building to be constructed on the Leased Premises, Lessee shall have the option of removing same in their entirety not later than the date upon which the term of his Lease, or any renewal term thereof, ends, repairing the building and all effects of such removal in order that the space formerly occupied by the vault shall be in good, rentable condition or, in the alternative, Lessee may leave said vault and door at the end of its said occupancy.

               15. Covenants by Lessee. The Lessee also covenants and agrees with the Lessor (in each case at the Lessee's own expense, except as otherwise expressly stated):
                     (a) To pay when due all rent, however designated, including additional rent, as herein provided.

                     (b) To keep the building and other improvements on the Leased Premises, including, without limitation, all structural parts of the building on the Leased Premises - i.e., the bearing walls, beams, roof, and the like - wall surfaces, ceilings, and floor, window and plate glass, all exterior doors, the heating, ventilating, air conditioning, electric, lighting, plumbing, sewer, drainage and sprinkler systems therein, and all fixtures and equipment therein and all signs and other property of the Lessee installed on the outside of the Leased Premises, in good repair, order and condition, all repairs to be of the same quality, design and class as the original work.

                     (c) To keep exterior doors and all glass in the Leased Premises, including that in windows, doors and skylights, whole and in good condition and to replace any glass which may be damaged or broken with glass of the same quality.

                     (d) At the expiration or termination of this Lease to remove the Lessee's goods and effects and peaceably to yield up the building and other improvements on the Leased Premises in good order, repair and condition, and to repair any injury done to the Leased
Premises by the installation or removal of the Lessee's furniture or fixtures excepting only reasonable wear and tear and fire or casualty covered by the Lessor's or Master Lessor's insurance.

                     (e) Not to injure, overload or deface the Lease Premises nor permit any waste, damage or injury to be done thereto, nor use the plumbing or any other facilities in the Leased Premises for any other purpose than that for which they were constructed.

                     (f) To comply with all laws, ordinances and bylaws, and with all rules, orders and requirements and recommendations of all governmental authorities, and with all rules, directions, requirement and recommendations of the local board of fire underwriters and the fire insurance rating organization having jurisdiction over the area in which the Lease Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in said area, in any way pertaining to the Leased Premises or the use, condition, cleanliness or occupancy thereof, and whether directed to the Master Lessor, Lessor, the Lessee, or anyone claiming under the Lessee; provided, however, that, the Lessee may defer such compliance during such time as it shall contest in good faith by appropriated legal proceedings the validity or applicability of any such laws, ordinances or bylaws, or any such rules, orders, or requirements of governmental authorities, if such deferment shall not constitute a crime or misdemeanor on the part of the Lessor or subject it to any fine or penalty.

                      (g) Not to make any structural alterations or additions in or to the building on the Leased Premises, nor permit or suffer any such structural alterations or additions to be made, without on each occasion first obtaining the consent in writing of the Lessor, which consent shall not be unreasonably withheld, and the consent in writing of the Master Lessor.

                       (h) To pay promptly when due the entire cost of any work done on the Leased Premises or any portion thereof by or at the direction of the Lessee, to the end that the Leased Premises shall at all times be free of liens for labor and materials; to procure all necessary permits and licenses before such work is done; to do all such work or cause it to be done in a good and a workmanlike manner, employing materials of good quality and complying with all laws, ordinances and bylaws and all rules, orders and requirements of all governmental authorities applicable thereto, as, well as all rules, directions, requirements and recommendations of said local board of fire underwriters and fire insurance rating organization or bodies of similar function; and to save the Lessor harmless and indemnified from all loss or expense occasioned by or growing out of such work, whether arising form claims for injury to any person (including death), loss of or damage to property or otherwise; not to permit, create, incur or impose, or cause or suffer others to permit, create, incur or impose any lien or obligation against the Leased Premises or Lessor by reason of any alteration, improvement or decoration, and the Lessee agrees to hold the Lessor harmless and indemnified against any and all claims and demands by any contractor, sub-contractor, materialman, laborers or any other third person against the Leased Premises or the Lessor relating to or arising out of any such alteration, improvement or decoration.

                 (i) That if excavations or other work for building or other purposes upon land adjacent to the Leased Premises shall be contemplated or done, to afford the Master Lessor, Lessor and/or their designees license to enter the Leased Premises for the purpose of doing the work necessary to protect or preserve from injury the walls and structures of the Leased Premises and to support the same by proper foundations, pinning or underpinning, provided that the foregoing shall not be unreasonably interfere with the conduct of the Lessee's business.

                 (j) To save the Lessor harmless and indemnified from all claims for injury to any person (including death) or for loss of or damage to any property, while on the Leased Premises or, if occasioned by any neglect, default or misconduct of the Lessee, at any place.

                 (k) That all merchandise, furniture, fixtures and property of every kind from time to time in, on or about the Leased Premises, or any approaches, streets, sidewalks, or ways (public or private) adjacent thereto, shall be at the sole risk of the Lessee, and that neither the Lessee nor anyone claiming under the Lessee will make any claim against the Master Lessor or Lessor (except for claims arising out of the Master Lessor's or Lessor's willful default or negligence; provided, however, that, any claims against the Master Lessor or Lessor for negligence may be made only after the Master Lessor or Lessor shall have been given written notice of a condition which the Lessee claims is one of which the Master Lessor or Lessor is responsible, and the Master Lessor or Lessor shall have failed to correct the same after a reasonable time has elapsed following the giving of such notice; and provided further, however, that if any insurance carried by the Lessee shall cover such loss in whole or in part, then to the extent of such insurance coverage, then neither Master Lessor nor Lessor shall have any responsibility, notwithstanding any such negligence) for any injury to any person (including death at any time resulting therefrom), or loss of or damage to property, occurring in, on or about the Leased Premises, or the approaches, streets, sidewalks or ways (public or private) adjacent thereto, including without hereby limiting the foregoing generality, (i) any injury, loss or damage due to steam, gas, electricity, water, rain, snow or ice which may escape, leak or flow from, into or within any part of the Leased Premises, or from the pipes, wires, appliances or plumbing thereof, or from any other building or place, or (ii) any injury, loss or damage due to the neglect, default or misconduct of any tenant or occupant of the Shopping Center or due to any latent defect in the Leased
Premises or any building or structure in the Shopping Center or due to the neglect, default or misconduct of the owner or occupant of adjoining or contiguous property, or (iii) any inconvenience, discomfort, deprivation, interruption of business or other consequence resulting from or due to any injury, loss or damage as aforesaid or the making of repairs, replacements, improvements, alterations or additions, or the doing of any work by or at the direction of the Master Lessor, as permitted under this Lease, to or upon the Leased Premises or any part thereof or any of the Master Lessor's fixtures therein or any of the appurtenances thereto.

                     (l) That the Master Lessor shall have the right to run pipes, ducts, wires and other conduits through, or to or from, the Leased Premises, provided they do not unreasonably interfere with the conduct of the Lessee's business; and the Master Lessor shall at its own expense restore the property substantially to its original condition.

                     (m) To permit the Master Lessor or Lessor and its agents at reasonable times to show the Leased Premises to prospective purchasers (or Lessees in the case of Lessor) and during the last two(2) years of the Lease Term to show them to prospective lessees.

                     (n) To conform to all reasonable rules which the Master Lessor may make from time to time in the management and use of the Shopping Center.

        16. Damage or Destruction. If (i) the Leased Premises shall be damaged or destroyed by fire or any other peril against which insurance is then customarily carried with respect to premises similar in construction, general location, use and occupancy to the Leased Premises, and (ii) unless this Lease be terminated as hereinafter provided, then (x) the Lessee shall immediately give notice of such damage or destruction to the Lessor and Master Lessor and (y) the Lessor shall use reasonable efforts to cause Master Lessor, at the Master Lessor's expense, to repair or rebuild the same so as to restore the Leased
Premises as nearly as may be reasonable to their condition immediately prior to such damage or destruction; provided, always, that the Master Lessor's obligation so to repair or rebuild shall in no event exceed the scope of the work required to be done by the Master Lessor in the original construction of the Leased Premises nor require it to expend more than the net amount recovered by the Master Lessor under the insurance policies in force at the time of such damage or destruction provided that the Leased Premises were then insured against loss or damage by fire and such other perils as were then customarily covered with respect to premises similar in construction, general location, use and occupancy to the Leased Premises, to the extent of at least eighty (80%) percent of the insurable value of the Leased Premises if reasonably obtainable from responsible insurance companies licensed to do business in Maine. If the Leased Premises shall be damaged or destroyed by any cause to the extent of fifty
(50%) percent or more of its then insurable value, then the Master Lessor may elect by written notice given to the Lessee from either Master Lessor or Lessor either to terminate this Lease or to repair or rebuild as above provided, in which latter event the Master Lessor's obligation shall in no event exceed the scope of the work required to be done by the Master
Lessor in the original construction of the Leased Premises. In the event that the Leased Premises shall be damaged or destroyed by any peril against which insurance of the type described in Paragraph 33 is not carried on the Leased
Premises by the Master Lessor and the estimated cost of repairing or rebuilding the Leased Premises by an independent engineer retained by the Master Lessor shall be in excess of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars, then the Master Lessor may elect by written notice given to the Lessee either to terminate this Lease or to repair or rebuild as above provided. No such termination shall be effective if the Lessee shall elect in writing, within ten
(10) days after such event, to so repair or rebuild the Leased
Premises and to waive any abatement of rent provided herein.
In no event shall the Master Lessor be required to so repair or rebuild any such damage or destruction which arises after the expiration of the nineteenth (19th) year of the term of the Master Lease from a peril which is insured against under policies of insurance of the type required to be carried by the Lessor hereunder. During any period that the Lessee cannot fully occupy the Leased Premises for its business purposes, a just proportion of the rent shall be abated.

      17. Eminent Domain. Except for any award payable with respect to the Lessee's fixtures and equipment and loss of business or relocation allowance, the Lessee acknowledges that the Master
Lessor reserves and excepts under the Master Lease all rights to damages to the Leased Premises and the leasehold hereby created now accrued or hereafter accruing by reason of any exercise of the right of eminent domain or condemnation or by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation the Lessee grants to the Master Lessor all the Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as the Master Lessor or Lessor, on behalf of the Master Lessor, may from time to time request.
If, as a result of any taking by eminent domain or condemnation the total floor area (non-selling mezzanines excepted, however) in the Leased Premises shall be reduced to less than eighty (80%) percent of the total floor area (except as aforesaid) in the Leased Premises at the commencement of the term hereof, then, at the election of the Lessee, exercisable by written notice given to the Lessor and Master
Lessor within fourteen (14) days after such event this Lease may be terminated as of the date when the Lessee is required to vacate the Leased Premises or portion thereof so taken
(notwithstanding that the entire interest of the Master Lessor and the Lessor, if any may have been divested by such taking).
If, as a result of any such taking or condemnation, the total floor area (except as aforesaid) of the Leased Premises shall be reduced to less than sixty (60%) percent of the total floor area (except as aforesaid) in the Leased Premises as at the commencement of the term hereof, then, at the election of the Master Lessor or Lessor, on behalf of the Master Lessor, exercisable by written notice given to the Lessee within forty-five (45) days after such event, this Lease may be terminated as of the date when the Lessee is required to vacate the Leased Premises or portion thereof so taken
(notwithstanding that the entire interest of the Master Lessor and Lessor, if any, may have been divested by such taking).
If, as a result of any such taking or condemnation, the total parking areas and other common facilities shall be reduced to less than sixty (60%) percent of the total parking areas and other common facilities in the Shopping Center at the commencement of the term hereof, or if, as a result of any such taking or condemnation, the portion of the parking area outlined in red on Exhibit A of the Master Lease shall be reduced to less than sixty (60%) percent of such portion at the commencement of the term hereof, then, in either such event, at the election of the Lessee, exercisable by written notice given to the Lessor and Master Lessor within fourteen
(14) days after such event, this Lease may be terminated as of the date when the Lessee is required to cease to use such parking areas and other common facilities or portion thereof so taken (notwithstanding that the entire interest of the Master Lessor and Lessor, if any, may have been divested by such taking). And if, as a result of any taking by eminent domain, neither party may terminate this Lease as above provided or this Lease is not so terminated, the Lessor shall use reasonable efforts to cause Master Lessor, at the Master
Lessor's expense and proceeding with all reasonable dispatch, to do such work (within the scope of the work required to be done by the Master Lessor in the original construction of the Leased Premises) as may be required to put what may remain of the Leased Premises in proper condition for the conduct of the Lessee's business, and the Lessee, at the Lessee's expense and proceeding with all reasonable dispatch, shall make such alterations, repairs and replacements of the trade fixtures, equipment, signs or other property installed by or belonging to the Lessee as may be necessary to put said remainder in proper condition for the Lessee's business, and from and after the date on which the Lessee is required to vacate the portion of the Leased Premises so taken, the rent shall be abated in the proportion that the floor area (except as aforesaid) of the portion so taken bears to the floor area (except as aforesaid) of the Leased Premises.

      18. Default Provisions. This Lease is also made upon the condition that if the Lessee shall neglect or fail to perform or observe any of the covenants herein contained on the Lessee's part to be performed or observed, or if the estate hereby created shall be taken on execution, attachment or by other process of law, or if the Lessee shall make or offer to make, in or out of bankruptcy, a composition of the Lessee's debts with the Lessee's creditors or if Lessee shall fail to observe any obligation of Lessor (other than the payment of rent under the Master Lease) that Lessor holds to Master Lessor under the terms and provisions of the Master Lease or if the Lessee shall execute a trust mortgage or if the Lessee shall make an assignment for the benefit of its creditors, or if the Lessee shall commit any act which when done is an act of bankruptcy laws (Federal, State or otherwise), then, and in any of the said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), the Lessor and the agents and servants of the Lessor lawfully may, in addition to and not in derogation of any remedies for preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly if necessary) enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of the Lessor's former estate and expel the Lessee and those claiming through or under the Lessee and remove the effects of both or either
(forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid, the Lessee's estate shall end, the Lessee hereby waiving all statutory rights; and the Lessee covenants with the Lessor that in case of such termination, or of termination under statute by reason of default on the part of the Lessee, the Lessee will pay to the Lessor, in equal monthly installments in advance, sums equal to the rent herein provided for, or if the Leased
Premises have been relet, sums equal to the excess of the rent herein provided over the sums actually received by the Lessor, such sums being payable all as liquidated damages for the unexpired term hereof. And it is also agreed as a further condition of this Lease that if any proceedings are instituted in a court of competent jurisdiction for relief or composition of the Lessee's debts under any bankruptcy law (including, without limitation of the foregoing generality, adjudication of the Lessee as a bankrupt), or for the dissolution or liquidation of the Lessee, or for the appointment of a receiver, trustee or other similar officer to take charge of a substantial part of the Lessee's property or to wind up the Lessee's affairs, then, unless said proceedings are dismissed, and any receiver, trustee or other similar officer appointed there discharged, within sixty (60) days after the institution of such proceedings, the same shall be deemed to constitute a breach of this Lease and thereupon, ipso facto and without entry or other action by the Lessor, the Lessee's estate shall cease and be terminated and the Lessor shall immediately become entitled to recover of the Lessee, and the Lessee agrees in such event to pay the Lessor as liquidated damages for such breach, an amount equal to the amount of the rent herein provided for the residue of the term hereof less the fair rental value of the Leased Premises for the residue of said term. For the purpose of the foregoing provisions of this Paragraph, the expression "rent herein provided for" shall be deemed to include all items of additional rent or other charges or payments for which the Lessee is responsible under any provision of this Lease.

     19. Grace Period: Lessor's Right to Cure Defaults. Notwithstanding the provisions of the foregoing Paragraph 18, the Lessor agrees that it will not take any action to terminate this Lease for default by the Lessee in the performance of any covenants
(other than a covenant to pay a sum of money) unless and until the Lessor gives the Lessee written notice specifying the alleged default, and the Lessee fails to cure such default within (20) days thereafter. And it is agreed that if the Lessee shall fail to perform or observe any of the Lessee's covenants or agreements herein within the time above allowed, or in the event of any such failure which (a) is or may be injurious to the health and safety of persons in or about the Leased Premises or (b) may create a further material deterioration of any portion of the Leased Premises, then the Lessor may, if it so elects, without prejudice to its other remedies, immediately or at any time thereafter, and without notice, enter upon the Leased Premises without termination of this Lease and/or do any and all such acts as may be necessary, proper or convenient to cure or correct such default, and the Lessee agrees upon demand to pay to the Lessor the damage and/or cost and expense, including reasonable counsel fees, incurred by the Lessor in so doing, together with interest thereon at the rate of ten (10%) percent per annum to the date of payment.

     20. Assignment, Subletting, Etc.. The Lessee agrees that neither it nor anyone claiming under it will assign, mortgage or pledge this Lease, license or grant concessions or underlet the whole of any portion of the Leased Premises, or permit the occupation thereof by any other person, without on each occasion first obtaining the Lessor's and Master Lessor's consent in writing.
No permitted assignment or sublease by the Lessee, nor any consent thereto, nor any indulgence or favor at any time granted by the Lessor to anyone claiming under the Lessee, nor any relief of any party claiming by, through or under the Lessee by operation of law, nor the acceptance of rent from or other dealing with anyone claiming under the Lessee, shall relieve the Lessee of its obligations under this Lease, it being agreed that the Lessee and all assignees hereof shall be deemed to have waived all suretyship defenses.

     21. Subordination of Lease. The Lessee agrees, from time to time as requested in writing by the Lessor, to subordinate this Lease to any mortgage of property including the Leased Premises given to a bank, insurance company or other lending institution, and to any renewal, modification, replacement or extension of any such mortgage, provided that in the instrument of subordination the mortgagee agrees for itself and its successors and assigns that so long as the Lessee, and its successors and assigns, shall perform and observe, within any applicable period of grace, the terms, agreements, covenants and conditions in this Lease contained on the part of the Lessee to be performed and observed, neither the mortgagee nor its successors or assigns will disturb the peaceful and quiet possession of the Lessee and its successors and assigns, but will permit the Lessee to exercise and enjoy all the Lessee's rights, privileges and benefits under this Lease and, at the election of the Lessee or its successors or assigns, to attorn, and the Lessee, for itself and its successors and assigns, hereby irrevocably appoints the Lessor, and its successors and assigns, its and their attorney or attorneys-in-fact to execute and deliver any such instrument of subordination for and on behalf of the Lessee or its successors or assigns. The Lessee also agrees for itself and its successors and assigns that if this Lease is so subordinated, no entry under any such mortgage or sale for the purpose of foreclosing the same shall be regarded as an eviction of the Lessee or its successors or assigns constructive or otherwise, or give the Lessee or its successors or assigns any right to terminate this Lease or treat it as terminated, whether it or they attorn or become tenant to the mortgagee or new owner, or not.

     22. No Consent or Waiver. No consent or waiver expressed or implied by the Lessor to or of any breach in the performance or observance by the Lessee shall be construed as a consent or waiver to or of any other breach in the performance or observance by the Lessee of the same or any other covenant, agreement, condition or duty. And no receipt or acceptance by the Lessor of any rent payment with knowledge of any such breach shall be deemed a waiver thereof (except when the payment is in compliance with a demand of the Lessor), nor shall any acceptance of rent in a lesser amount than is herein provided for, regardless of any endorsement on any check or any statement in any letter accompanying the payment of rent, operate or be construed as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by the Lessee. Acceptance by the Lessor of a check or checks drawn by others than the Lessee shall not affect the Lessee's liability hereunder in any manner, nor shall it be deemed an approval of any assignment of this Lease by the Lessee.

     23. Representation. The Lessor and its agents have made no representations or promises except as in this Lease expressly set forth, and the Lessee agrees that in entering into and taking this Lease, it relies solely upon the representation and agreements contained herein and that there are no other inducements to the making hereof. This Lease embodies the entire contract of the parties hereto and shall not be altered, changed or modified in any respect except in writing.

     24. Notices. Any notice or other communication pursuant to this lease which one party desires to give to the other shall be deemed to be sufficiently and duly given if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, or delivered by hand, and received. And until further notice the Lessor designates KeyBank National
Association, 127 Public Square, Cleveland, Ohio 44114 as its address for such purpose, and the Lessee designates Camden
National Bank, 2 Elm Street, Camden, Maine 04843, Attention:
Michael McAvoy, as its address for such purpose; but the foregoing shall not be deemed to preclude the giving of written notice hereunder in any other manner, in which case the notice shall be deemed to have been given when actually received by the party for whom it is intended.

     26. Quiet Enjoyment. The Lessor, for itself and its successors and assigns, agrees to warrant and defend unto the Lessee the peaceful enjoyment and possession of the Leased Premises and the appurtenances thereto during the term hereof, free from molestation, eviction or disturbance by the Lessor or by any person or persons claiming by, through or under the lessor, conditioned upon the Lessee's performance and observing all and singular the terms, covenants, agreements and conditions herein contained on the part of the Lessee to be performed and observed and upon Lessee's performance of all obligations of Lessor under the terms of the Master Lease (other than the payment of rent under the Master Lease).

     27. Invalidity. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     28.  Recording of Lease.
         The Lessee agrees that it will not record this Lease but only a Memorandum of Lease prepared in accordance with the laws of the State of Maine, and the Lessor agrees to execute, acknowledge and deliver such Memorandum.

     29. Table of Contents Captions. The table of contents preceding this Lease and the captions of this Lease are for convenience and reference only and shall not be deemed to define, limit or describe the scope or intent of any of the provisions of this Lease, nor have any other bearing thereon.

     30. Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maine.

     31.  And  the  following  paragraphs,  Miscellaneous.

     32. The  Lessor
         agrees, providing this Lease is in full force and effect and that Lessee has complied with all its provisions, that the Lessee shall have and is hereby granted an option to extend the term of this Leas for two
         (2) additional successive terms of five (5) years each upon the same terms and conditions contained herein, except as to rentals. If the Lessee shall elect to exercise the option, it shall do so by giving the Lessor notice in writing not later than fourteen (14) months prior to the expiration of the then current term. It is agreed that if these options are exercised, there is no further option provision. At the inception of both the first and second option terms, the Lessor shall be entitled to have the annual rental payments for the ensuing years of each term reflect any increase in the cost of living which occurred during the term (whether original or renewal) then ending. The
Lessor shall compute any such increase by using the formula set forth in Paragraph 4 and adjusting the data accordingly.

     33. The Lessee will at its expense promptly comply with all applicable laws, rules, regulations and requirements of all public authorities the fire insurance rating association having jurisdiction and similar organizations, the insurers issuing any of the insurance required by any provision of this Lease, except insofar as the Lessor is expressly responsible for compliance therewith.

     34. To the extent available under standard policies of insurance without extra cost, or if extra cost shall be charged therefor, so long as the othe party pays such extra cost, each party hereby waives all liability of and all rights of recovery and subrogation against, and agrees that neither it nor its insurers will sue the other party for any loss of or damage to property arising out of fire or casualty, and each party agrees that all such insurance policies will contain waivers by the insurer of such liability, recovery, subrogation and suit. If extra cost is chargeable therefor, each party shall advise the other party thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     35. The Lessee will exonerate and indemnify the Lessor against all claims, suits, obligations, liabilities and damages, including attorney's fees, arising out of any failure by the Lessee to perform, fulfill or observe any obligation or liability of the Lessee set forth in this Lease, or any negligent act or omission by the Lessee, or any condition of any kind, class or description, however and whenever caused or occurring, in any portion of the Leased Premises the Lessee is obligated to maintain or repair.

     36. Upon receipt of a written request by the Lessor or any holder of a mortgage on all or any part of the Leased Premises, the Lessee will thereafter send any such holder copies of all notices of default or termination or both given by the Lessee to the Lessor in accordance with any provision of this Lease. In the event of any failure by the Lessor to perform, fulfill or observe any agreement by the Lessor herein or any breach by the Lessor of any representation or warranty of the Lessor herein, any such holder may at its election cure such failure or breach for and on behalf of the Lessor.

     37. The Lessee will from time to time, upon not less than ten (10) days prior written request by the Lessor, deliver to the Lessor or any actual or prospective purchaser or holder of a mortgage on all or any part of the Leased Premises or Shopping Center a written statement certifying whether or not this Lease is in full force and effect and stating (a) the last date to which the rent and other payment have been made, (b) whether or not this Lease has been amended, (c) whether or not, to knowledge of the Lessee, the Lessor is in default in the performance, fulfillment or observance of any representation, warranty or agreement by the Lessor set forth herein, or has any indebtedness to the Lessee for the payment of money, and (d) if so, each default or indebtedness of which the Lessee has knowledge.

     38. As used herein, the terms "Master Lessor" and "Lessor" shall mean the owner for the time of the Master Lessor's and Lessor's estate and property in the Leased Premises, respectively, and if such estate and property be sold or transferred, the seller or assignor shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or occurring, and the purchaser or assignee shall thereupon be deemed to have assumed and agreed to perform and observe all obligation and liabilities hereunder thereafter arising or occurring, or based on occurrences or situations thereafter arising or occurring unless and until a transfer of such estate and property is made by such purchaser or assignee.

     39. With reference to any assignment by the Master Lessor or Lessor of the Master Lessor's or Lessor's interest in this Lease, respectively, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Leased Premises, the Lessee agrees:

  (a) That the execution thereof by the Lessor, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of the Lessor hereunder, unless such holder shall, by notice sent to the Lessee, specially otherwise elect.

  (b) That, except as aforesaid, such holder shall be treated as having assumed the Master Lessor's or Lessor's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Leased Premises.

     40. Indemnification: Notice. (a) Lessee hereby indemnifies and agrees to hold harmless and defend Lessor for any claim, damage, loss or expense (including reasonable attorney's fees) arising out of
(i) Sublessee's operation of the Leased Premises, (ii) the failure of Lessee to comply with all of the terms of this Lease, (iii) the breach of any term of the Master Lease by Lessor arising as a result of Lessee's failure to strictly comply with the terms of this Lease or as a result of any other act or failure to act by Lessee. Lessor hereby indemnifies and agrees to hold harmless and defend Lessee for any claim, damage, loss or expense (including reasonable attorney's fees) arising out of (i) the failure of Lessor to comply with the terms of the Master Lease and (ii) the breach of any term of this Lease by Lessee arising out of the Lessor's failure to comply with the terms of the Master Lease or as a result of any other act or failure to act by Lessor.

(b) Lessee and Lessor hereby agree that upon either party's receipt of a notice from the Master Lessor regarding the terms and conditions of this Lease, the party receiving such notice shall promptly provide a copy of said notice to the other party.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

WITNESSES                            KEYBANK NATIONAL ASSOCIATION


Kathryn L. Hale (signature)               By: Daniel R. Stolzer (signature)
Print Name: Kathryn L. Hale             Name: Daniel R. Stolzer
                                       Title: Authorized Official

                                     CAMDEN NATIONAL BANK

Holly L. Marshall (signature)             By: Robert W. Daigle (signature)
Print Name: Holly L. Marshall                 Robert W. Daigle, President
                                              & Chief Executive Officer

STATE OF OHIO
COUNTY OF CUYAHOGA SS:

BEFORE ME, a Notary Public in and for said County and State personally appeared Daniel R. Stolzer, the authorized official of KeyBank National Association, a national banking association, who acknowledged that he did execute the foregoing Sublease Agreement on behalf of said KeyBank National Association and that the same is his free act and deed on behalf of said corporation.

                                          Melissa McNamara Brant (signature)
                                                   Notary Public
                                                       STAMP
                                               MELISSA MCNAMARA BRANT
                                             NOTARY PUBLIC, STATE OF OHIO
                                          MY COMMISSION EXPIRES JUNE 20, 2000


STATE OF MAINE
COUNTY OF KNOX SS:

BEFORE ME, a Notary Public in and for said County and State personally appeared Robert W. Daigle, President and Chief Executive Officer of Camden National Bank, who acknowledged that he did execute the foregoing Sublease Agreement on behalf of said Camden National Bank and that the same is his free act and deed on behalf of said corporation.

                                            Holly L. Marshall (signature)
                                                     Notary Public
                                                          STAMP
                                                 My Commission Expires
                                                      August 8, 1998







                            MEMORANDUM OF LEASE


LANDLORD:           KEYBANK NATIONAL ASSOCIATION,
                    a national banking association headquartered in Cleveland, Ohio and having a place of business at One Canal Plaza, Portland, Maine

TENANT:             CAMDEN NATIONAL BANK,
                    a national banking association having a principal place of business in Camden, Maine.

DATE OF EXECUTION:  March 16, 1998

LEASED PREMISES:    A building containing approximately 2,600 square feet
                    of floor area, together with rights to parking and appurtenant common areas, located in a shopping center known as Coastal Plaza on the northerly side of U.S. Route One
                    (business) in Damariscotta, Maine.

TERM OF LEASE:      Approximately Twelve (12) Years, commencing on March 16,
                    1998 and continuing until May 3, 2010.

OPTION TO PURCHASE: None

RIGHT OF FIRST REFUSAL:     None

RIGHT TO RENEW OR EXTEND:   Tenant has a right to extend the term of the
                            Lease for two (2) additional successive terms of five (5) years each. Tenant must send written notice of exercise of said option to renew to Landlord in writing not later than fourteen (14) months prior to the expiration of the initial term.
                            The first such renewal term shall commence on May 4, 2010 and continue until May 3, 2015; the second such renewal term shall commence on May 4, 2015, and continue until May 3, 2020.

     The parties hereto further expressly acknowledge that this Memorandum of Lease is being executed. pursuant to the provisions of the Lease and is not intended to vary the terms or conditions of the Lease.

      Executed as a Sealed Instrument as of 1st day of April, 1998.


LANDLORD:
                                                KEYBANK NATIONAL ASSOCIATION


Kathryn L. Hale (signature)                 By:  Daniel R. Stolzer (signature)
Witness                                    Its:  Authorized Official

TENANT:
                                                CAMDEN NATIONAL BANK

Holly L. Marshall (signature)               By: Robert W. Daigle (signature)
Witness                                    Its:  President & CEO

STATE OF OHIO
Cuyahoga, ss.                                    April 1, 1998

    Personally appeared the above named Daniel R. Stolzer in his/her capacity as Authorized Official of KeyBank National Association and acknowledged the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of KeyBank National Association.

                                           Before me,

                                           Jill A. Smith (signature)
                                           Notary Public/Attorney at Law

                                          Jill A. Smith
                                          ATTORNEY AT LAW
                                          NOTARY PUBLIC - STATE OF OHIO
                                          MY COMMISION HAS NO EXPIRATION DATE
                                          SECTION 1470  (stamp)


STATE OF MAINE
Knox, ss.                                        April 15, 1998

Personally appeared the above named Robert W. Daigle in his/her capacity as President & CEO of Camden National Bank and acknowledged the foregoing instrument to be his/her free act and deed in his/her said capacity and the free act and deed of Camden National Bank.

                                         Before me,

                                         Holly L. Marshall (signature)
                                         Notary Public
                                         My commission expires
                                         August 8, 1998  (stamp)







[DOVER LEASE]

                                LEASE AGREEMENT


         This Lease Agreement is made this 2nd day of October, 1998, by and between UNITED BANK, a Maine banking corporation having a place of business at 145 Exchange Street, Bangor, Maine ("Tenant"), and BANGOR SAVINGS BANK, a Maine banking corporation having a place of business at 66 Franklin Street, Bangor, Maine ("Landlord").

                                    ARTICLE I
                                    Leasehold

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provisions of this Lease Agreement, certain real estate and the structure thereon located at Dover-Foxcroft, Piscataquis County, Maine, being further described in Exhibit A annexed hereto and made a part hereof, together with any fixtures and improvements thereon (the "Leased Premises").

                                   ARTICLE II
                                      Term

         The term of this Lease Agreement shall commence October 2, 1998 and terminate December 31, 1999, unless earlier terminated pursuant to the terms hereof.

                                   ARTICLE III
                                Rental Obligation

         Tenant covenants and agrees to pay to Landlord at Landlord's address or place of business, above identified, or at such other place as Landlord shall from time to time designate in writing, rent in the amount of three thousand and 00/100 dollars ($3,000) each month, payable in advance on or before the first day of each month during the term of this Lease Agreement.

                                   ARTICLE IV
                                   Possession

         Immediately following the execution of this Lease Agreement, Landlord shall deliver full possession of the Leased Premises to Tenant, free and clear of all liens and encumbrances which would interfere with the use and enjoyment of the Leased Premises for the purpose of operating a banking facility.

                                    ARTICLE V
                           Covenant of Quiet Enjoyment

         Tenant shall, subject to the terms and provisions of this Lease Agreement, on payment of the rent and faithfully observing, keeping and performing all of the terms and provisions of this Lease Agreement on its part to be observed, kept and performed, lawfully, peacefully and quietly have, hold, occupy, and enjoy the Leased Premises during the term hereof without hindrance or rejection by any persons lawfully claiming under Landlord.

                                   ARTICLE VI
                                    Utilities

         Tenant shall adequately heat and air condition the Leased Premises and shall pay for all of its requirements for all utilities, including, but not limited to, gas, water, sewer, electricity, and telephone service. Tenant will pay when due all such utility bills, and will make its own arrangements for delivery of all necessary fuels to the Leased Premises for providing heat for the Leased Premises, and will pay when due all charges for such fuel.

                                   ARTICLE VII
                                      Taxes

         Tenant shall pay, within thirty (30) days of Landlord's request, all real estate taxes which may be lawfully charged, assessed, or imposed upon the Leased Premises, or any part thereof. Tenant further covenants and further agrees to pay all assessments, and any and all other governmental levies or charges of any kind that are levied upon or assessed against or with respect to the Leased Premises or any part thereof during the term of the Lease Agreement and any extension or renewal thereof.

         Tenant shall pay all such taxes which may be lawfully charged, assessed, or imposed upon all fixtures and equipment or other property of every type located in or upon the Leased Premises. Tenant shall pay license fees which may be lawfully imposed on the business of Tenant conducted upon the Leased Premises.

                                  ARTICLE VIII
                        Installation of Personal Property

         Tenant may install equipment, machinery, and fixtures necessary to carry on its business on the Leased Premises. All such equipment, machinery, and fixtures shall remain their personal property of the Tenant, and may be removed by Tenant at any time at or before the end of the term of the Lease Agreement, subject to the conditions of removal set forth in Article X herein.

                                   ARTICLE IX
                      Repairs, Maintenance and Alterations

         Tenant agrees to maintain and repair the interior of the leased premises, and including, without limitation, the heating and air conditioning system, in a good and tenantable condition at all times during the term of this Lease Agreement consistent with Tenant's use of the premises. Tenant shall be further responsible for replacement of exterior glass at the Leased Premises. Tenant shall yield up the premises to Landlord at the expiration or earlier termination of this Lease in good order and repair, in the same condition in which they are presently constructed or subsequently remodeled, as provided in this Lease, reasonable wear and tear only excepted.

         During the term of this Lease Agreement, Tenant may erect necessary improvements on the Leased Premises for use by the Tenant only with the prior written consent of Landlord. Tenant" construction shall be performed in a good and workerlike manner in accordance with all applicable building codes, laws, ordinances, regulations and other requirements of governmental authorities, and at Tenant's own cost and expense. Tenant shall at all times keep the Leased Premises free of all liens or mechanics liens. Tenant agrees to indemnify and hold Landlord harmless from and against any claim or lien on account of such improvements and shall indemnify Landlord from all costs incurred by Landlord in defending the same. At the expiration or earlier termination of this Lease Agreement, all improvements upon the Leased Premises made by the Tenant shall, absent any agreement between landlord and Tenant to the contrary at the time of installation, become the property of the Tenant and Tenant shall remove any or all of the improvements made by Tenant at the conclusion of the lease term. Tenant shall promptly repair any damage caused by such removal and restore the Leased Premises to the same condition as existed upon the commencement of the lease term. Improvements, fixtures and personal property of Tenant shall be removed within sixty (60) days from the date of any termination of this Lease Agreement. Any such improvements, fixtures and personal property of Tenant remaining on the Leased Premises after the expiration of said sixty (60) days shall become the property of Landlord.

         Except for exterior and structural alterations made by Tenant and except as otherwise provided herein, Landlord agrees to repair and maintain all other the exterior and the structural components of the building, including the roof, foundation, electrical and plumbing systems, but not including any maintenance or repair resulting from the negligence or misconduct of Tenant, its agents, contractors, or employees. Notwithstanding the foregoing obligations of Landlord, to the extent any of the foregoing structural repairs and maintenance do not involve structural repairs or corrections of construction defects, and to the extent that, in each case, the Tenant first approves such maintenance and repairs, Tenant agrees to reimburse Landlord for one-half (1/2) the total cost of such maintenance and repair, within thirty (30) days of the Landlord's request. Further, Landlord shall be responsible for exterior lighting, grass maintenance, plowing and/or clearing the driveway, parking area, and walkways serving the premises. Within thirty (30) days of Landlord's request, Tenant shall pay one-half (1/2) of the total cost of such exterior lighting, grass maintenance, plowing and clearing the driveway, parking area, and walkways.

                                    ARTICLE X
                                     Signage

         Tenant may, without cost or expense to Landlord, place one sign on the Leased Premises, provided that said sign is placed at a location and is of a size approved by Landlord. Placement of said sign shall be in full compliance with the Town of Dover Zoning Ordinance and in a manner which does not impair the structural integrity of the building at the Leased Premises. Tenant shall bear the cost of maintaining said sign.

                                   ARTICLE XI
                                     Parking

         Parking by Tenant, its customers, agents and employees, shall be limited to five (5) undesignated parking spaces located behind the Leased Premises, and used in common with Landlord, its customers, agents and employees. Landlord, its customers, agents and employees shall at all times have access to the remaining ten (10) parking spaces located behind the Leased Premises.

                                   ARTICLE XII
                          Indemnification and Insurance

         Tenant agrees to indemnify and save Landlord harmless from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, agents or employees, or arising from any accident, injury or damage whatsoever caused to any person or to the property of any person occurring during the term hereof in and about the Leased Premises, except for those arising from the negligence of Landlord, or Landlord's contractors, licensees, agents or employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities of any kind whatsoever incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         Tenant agrees to maintain in full force during the term thereof a policy of commercial general insurance under which Landlord and Tenant are named as insured. Each such policy shall be noncancellable with respect to Landlord without thirty (30) days' written notice to Landlord, by certified mail, and a duplicate original or certificate of said policies shall be immediately delivered to Landlord on demand. The minimum limits of liability of such insurance shall be three million and 00/100 dollars ($3,000,000.00). At or prior to the commencement of the term of this Lease Agreement, original copies or certificates of the policy as required hereunder setting forth in full provisions thereof, shall be delivered by Tenant to Landlord. All such insurance shall be placed with a responsible insurance company satisfactory to Landlord and authorized to transact business in the State of Maine.

         Landlord shall maintain throughout the term of this Lease Agreement a policy of fire and hazard insurance indemnifying the Landlord and the Tenant, as their interests may appear, against loss, cost or damage to the structure during the term of this Lease. Within thirty days (30) days of request by Landlord, Tenant shall reimburse Landlord for fifty percent (50%) of the total premium for such policy during the term of this Lease Agreement. Tenant shall maintain the Tenant's own insurance policy or policies insuring against loss or damage to personal property of the Tenant.

                                  ARTICLE XIII
                                       Use

         It is understood and Tenant so agrees that the Leased Premises during the term hereof shall be used and occupied by Tenant solely for the operation of a banking facility. Tenant's use shall at all times comply with all applicable federal, state and local laws, ordinances and regulations.

                                   ARTICLE XIV
                               Access by Landlord

         Landlord or Landlords agents, employees and contractors, may enter the Leased Premises during emergencies to make or facilitate repairs. After giving Tenant notice at lease 24 hours in advance Landlord may enter the Leased Premises at other reasonable times to make repairs to inspect the Leased premises, or show the Leased Premises to prospective tenants or purchasers.

                                   ARTICLE XV
                                 Eminent Domain

         If, after the execution of this Lease Agreement and before the expiration of the term hereof, the entire Leased Premises shall be taken by right of eminent domain for any street or other public use, then this Lease Agreement and the term hereof shall terminate as of the time that possession is required by taking authority. In the event of such termination, the rent and other charges shall be apportioned and adjusted as of the date of termination, and any rent or other charges paid in advance shall be refunded by Landlord to Tenant.

         In case only a part of the Leased Premises shall be so taken by right of eminent domain, then, if the part so taken renders the remaining premises unfit or unsuitable for the use and occupation by Tenant as of the date of such taking, Tenant may, at Tenant's election, terminate this Lease Agreement ant the term hereof by notice to Landlord in writing within thirty (30) days after receiving notice from Landlord of such taking, effective as of the time that possession is required for public use. If Tenant so elects to terminate, the rent and other charges paid in advance shall be refunded by Landlord to Tenant. If Tenant does not elect to terminate, then this Lease Agreement shall continue in full force and effect, and Landlord shall, to the extent reasonably possible, promptly after possession is taken, restore the Leased Premises or what may remain thereof to substantially the same condition as the same were in prior to the taking of possession and to suitable condition for use and occupation by Tenant, but Landlord shall have no obligation to restore Tenant" furniture, fixtures, and equipment. There shall be a fair and equitable permanent abatement of the rent payable hereunder, due regard being given to the nature and extent of the portion of the Leased Premises so taken. Should the Leased Premises or any part thereof be taken by eminent domain and this Lease Agreement canceled, the sums received in payment for the property so taken shall be paid in entirety to Landlord, free of any claim by Tenant, except as herein provided. Tenant shall be entitled to receive and retain the amount which may be specifically awarded to it in a condemnation proceeding because of the taking of its equipment, furniture or fixtures, and its leasehold improvements.

                                               ARTICLE XVI
                                                 Default

         Tenant shall be in default upon the occurrence of any one or more of the following events:

                  Tenant fails to pay the rent or any other charges payable hereunder and such failure continues for a period of fifteen (15) days after written notice thereof has been given by Landlord;

                  Tenant fails to perform or comply with any of the other covenants, terms, provisions, or conditions of this Lease Agreement and such failure continues for a period of thirty (30) days after written notice thereof has been given by Landlord;

                  The estate hereby created is taken upon execution or by other process of law;

                  Any assignment is made of the property of Tenant for the benefit of creditors, or a receiver, guardian, conservator, trustee in involuntary bankruptcy, or other similar officer appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, and such appointment is not promptly dismissed; or


                  Tenant institutes, or there are instituted against Tenant, bankruptcy or insolvency proceedings of any nature, and such proceedings are not dismissed within ninety (90) days after they are commenced.

If Tenant is in default, notwithstanding any license of any former default or consent thereto or any waiver of these rights in a former instance, Landlord may, immediately or at any time thereafter, without demand or notice, terminate this Lease Agreement, institute proceedings to evict Tenant and/or pursue any other remedies available to Landlord at law or in equity. Further, Tenant covenants and agrees, notwithstanding any termination or entry by Landlord, to pay and be liable for, on the days originally filed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would , under the terms of this Lease Agreement, become due if this Lease Agreement had not been terminated, whether the Leased Premises be relet or remain vacant in whole or in part or for a period less than the reminder of the term or for the whole thereof, but, in the event the Leased Premises, including, but not limited to, remodeling costs, brokerage fees, and attorneys' fees, and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease Agreement for the remainder of the lease term if the provisions of this Lease Agreement had been fully complied with by Tenant over and above the then cash rental value, in advance, of the Leased Premises for the balance of the term.

                                  ARTICLE XVII
                      Americans with Disabilities Act (ADA)

Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing and provide the other with copies (as applicable), as amended, of any notices alleging violation of the Americans with Disabilities Act of 1990 (ADA) relating to any portion of the Leased Premises and claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Leased Premises, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Leased Premises.

                                  ARTICLE XVII
                                     Notices

                  Whenever by terms of this Lease Agreement notice shall or may be given either to Landlord or Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the addresses stated above, or such other address or addresses as my from time to time hereafter by designated by Landlord or Tenant, addressed to the attention of the undersigned officer of Tenant and Landlord.

                                   ARTICLE XIX
                                  Miscellaneous

     Assignment. This Lease Agreement shall not be assigned or the Leased Premises sublet by the Tenant.

     Memorandum of Lease. Concurrently with the execution hereof, both parties may execute a Memorandum of Lease, so called, in recordable form, said instrument to contain such provisions as shall be reasonably acceptable to counsel for both Landlord and Tenant.

     Bind and Inure. All of the terms and provisions of this Lease Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

Invalidity of Particular Provisions. If any term or provision of this Lease Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Lease Agreement, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law.

          Governing Law. This Lease Agreement shall be governed exclusively by the provisions hereof and by the laws of the State of Maine.

          Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease Agreement.

          The person executing this Lease Agreement on behalf of Tenant and Landlord hereby covenants and warrants that the corporation on behalf of which s/he is signing, is a duly authorized and existing corporation, that said corporation is qualified to do business in Maine, that the corporation has full right and authority to enter into this Lease Agreement, and that the person signing on behalf of the corporation is authorized to do so.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be signed and sealed, by there respective officers, duly authorized, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

  WITNESS:                               Bangor Savings Bank
                                         By
                                         Its               Treasurer

  WITNESS:                               United Bank
                                         By       Bruce D. Bartlett (Signature)
  Brandy L. Page (Signature)             Its      President





                                    EXHIBIT A

         Certain property located in Dover-Foxcroft, Piscataquis County, Maine, described as follows:

         The west one-half of the building located at the intersection of the east line of East Maine Street and the south line of Court Street in said Dover-Foxcroft, together with the right for the Tenant and its customers, agents and employees to use five (5) parking spaces in the parking area located at the rear of said building in common with Landlord and its customers, agents and employees.


[MILO LEASE]

                              ASSIGNMENT OF LEASE

         KNOW THAT FLEET BANK OF MAINE having its principal office as One City Center, Portland, Maine, 04101 ("Assignor") in consideration of One Dollar ($1.00) and other good and valuable consideration paid by United Bank having its principal office at 145 Exchange Street, Bangor, Maine 04402 ("Assignee"), hereby assigns unto the Assignee without recourse all of Assignor's right, title and interest as tenant under a certain lease of property on Maine and Elm Street, Milo, Maine ("Lease") more particularly described in a Memorandum of Lease (" Memorandum") recorded in the Piscataquis County Registry of Deeds in Book 1128, Page 192.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the close of business as of the date hereof (the "Effective Time"), subject to the terms, covenants, conditions and provisions set forth in the Lease.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement as of the 29th day of September, 1998.

                                                     FLEET BANK OF MAINE

                                              By (signature) Terence J. Farrell
                                                 Terence J.  Farrell
                                                 Vice President

                                                       UNITED BANK

                                              By: (signature) Bruce D. Bartlett
                                            Name: Bruce D. Bartlett
                                         Title:   President






                         COMMONWEALTH OF MASSACHUSETTS

Suffolk County, ss.                                          September 29, 1988

PERSONALLY APPEARED the above named Terence J. Farrell, Vice President of Fleet Bank of Maine as aforesaid and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

                                                      Before me,

                                             (signature) Jean K. Donnelly
                                             Notary Public: Jean K. Donnelly
                                         My commission expires: January 31, 2003

STATE OF MAINE

Penobscot County, ss.                                          October 1, 1998

PERSONALY APPEARED the above named Bruce D. Bartlett, President of United Bank as aforesaid and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act and deed of said corporation.

                                                         Before me,

                                               (signature) Catherine L. Moore
                                             Notary Public:  Catherine L. Moore
                                            My commission expires: Sept 26, 2002

                                 Stamp -           Catherine L. Moore
                                             Notary Public - State of Maine
                                        My commission expires September 26, 2002



                                LEASE AGREEMENT

THIS LEASE AGREEMENT (herein called the "Lease") is made this 18th day of March, 1998 by and between CABREL COMPANY, a Maine corporation with a place of business in Bangor, Penobscot County, State of Maine, ("Landlord"), and mailing address of 6 State Street, P.O. Box 2400, Bangor, Maine 04402-2400, and FLEET BANK OF MAINE, a Maine banking corporation with a place of business in Bangor, Penobscot County, State of Main ("Tenant") and mailing address of Fleet Bank Corporate Properties, One Federal Street, P.O. Box 2197, MA OF 0803, Boston, MA 02106-2197.

         Landlord and Tenant agree as follows:

         SECTION 1. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions of this Lease, the premises located at Main Street, Milo, Maine, more particularly described in Schedule "A" annexed hereto and made apart hereof, subject to all easements, reservations, and restrictions of record (hereinafter referred to as "the Premises").

         SECTION 2. TERM.   This Lease shall be for a term of three (3) years
commencing on May 19, 1998 and terminating on May 18, 2001.


        2.1 Option to Renew. Tenant shall have the option to renew this Lease for two (2) additional terms of three (3) years each, each option to be exercised separately by Tenant giving Landlord written notice at least six (6) months prior to expiration of the previous term, and provided that Tenant is not in default under this Lease at the time of exercise of the option. All renewal terms shall be on the same terms and conditions as the original term, except for rent as hereinafter provided.


         SECTION 3. RENT. Tenant agrees to pay to Landlord at Landlord's mailing address identified above, or at such other place as Landlord shall from time to time designate in writing, minimum annual rent of $25,000.00, in equal monthly installments of $2,083.34, and proportionately at such rate for any partial month, which minimum rent shall be paid monthly in advance on the first day of each and every calendar month during the term hereof


         3.1 Additional Rent. In addition to the aforesaid minimum annual rent, Tenant agrees to pay as additional rent all such sums as are due and payable by Tenant to or on behalf of Landlord pursuant to any of the subsequent provisions of this Lease, and the failure of Tenant to pay any sums required hereunder shall be deemed as failure to pay rent. Landlord appoints Tenant the attorney-in-fact of landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons other than Landlord.

         3.2 Net Net Net Lease. This Lease is intended as an absolutely net lease, and the minimum rent, additional rent, and all other sums payable hereunder to or on behalf of Landlord shall be paid by Tenant without notice or demand, and without set-off, abatement, suspension, deduction, or defense, except as specifically and expressly set forth in this Lease. Under no circumstances or conditions whether now existing or hereinafter arising, or whether within or beyond the present contemplation of the parties shall Landlord or Landlord's successors or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as specifically and expressly provided in the Lease. This Lease shall always be construed in order to effectuate the foregoing declared intent of the parties.

         3.3 Rent During Renewal Terms. If Tenant exercises the options to renew under Section 2.1 above, the minimum annual rent during the first renewal term shall be $27,500.00 payable in equal monthly installments of $2,291.67, and the minimum annual rent during the second renewal term (if the option is exercised) shall be $30,250.00 payable in equal monthly installments of $2,520.83.


         SECTION 4. USE. Tenant shall use the Premises solely for the purposes of a branch bank and financial services center, and for purposes ancillary thereto, and for no other purpose. Tenant shall obtain, at Tenant's expense, all permits, licenses, and approvals required by any federal, state, or local authority. Tenant shall not permit any nuisance on the Premises, nor use or permit any use of the Premises which is contrary to any law or ordinance, nor permit any use which will invalidate any policy of insurance or materially or adversely affect the value of the Premises.

         SECTION 5. COVENANT OF QUIET ENJOYMENT. So long as Tenant is not in default hereunder, Tenant shall have the peaceful and quiet use and possession of the Premises during the term hereof, subject to the terms and provisions of this Lease; but it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of the Landlord's interest in the Premises.

         SECTION 6. UTILITIES. Tenant shall adequately heat the Premises so as to prevent damage by weather and shall pay all charges for all utilities furnished to the Premises, including but not limited to gas, steam, water, electricity and sewer and telephone service. Tenant will make its own arrangements for delivery of all necessary heating fuel to the Premises and will pay when due all charges for such fuel. Landlord shall in no event be liable for any interruption or failure of utilities or other services on the Premises.

         SECTION 7. TAXES

         7.1 Tenant shall pay, or cause to be paid, before the same become delinquent, all real estate taxes, including assessments for local improvements and any and all other governmental levies or charges of any kind that are levied upon or assessed against or with respect to the Premises, or any part thereof, during the term of this Lease, pro-rated with respect to any portion of a fiscal year in which the term of this Lease begins or ends.


         7.2 Without postponing payment or otherwise adversely affecting Landlord, Tenant may prosecute appropriate proceedings in the name of Landlord or Tenant or both, but at the sole cost and expense of Tenant, to contest the validity or amount of any such taxes or assessments, or to recover payments therefor, and shall indemnify and save Landlord harmless from all costs and expenses in connection therewith. Landlord shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary, provided that Landlord shall not be obligated to incur any expense in connection with such cooperation. Such contest by appropriate proceedings by the Tenant of any such tax assessments shall be undertaken only with the prior express written consent of Landlord, which consent shall not be unreasonably delayed, conditioned or withheld.

         7.3 Tenant shall also pay all personal property taxes assessed or imposed upon all fixtures and equipment or other personal property of every type situated in or upon the premises, and Tenant shall pay all license fees or other governmental charges which may be imposed upon the Premises or the activities of Tenant.

         7.4 The foregoing provisions are predicated upon the present system of taxation in the State of Maine. If taxes upon rentals shall be substituted, in whole or in part, for the present ad valorem real estate taxes, then Tenant agrees to pay such additional taxes on rentals whether the same shall be in addition to or substitute for present ad valorem real estate taxes. Further, if there is any other change in the system of taxation which is in substitution or in addition to the present system, Tenant agrees to pay all such taxes. Notwithstanding the foregoing, there is excluded from the Tenant's obligation to pay real estate taxes the following taxes: income, intangible, franchise, capital stock, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions.

         SECTION 8. PERSONAL PROPERTY.

         8.1 Tenant may install equipment, machinery, and trade fixtures necessary to carry on Tenant's business on the Premises. All such equipment, machinery, and trade fixtures (including, without limitation, the vault doors, the drive-up window unit, the night depository unit, the counters, the under-counter fill, the kitchen equipment, and all alarm equipment, except wiring and conduit and specifically excepting the hearting system) shal remain the personal property of Tenant, and may be removed by Tenant at any time before the end of the term of this Lease, provided that any damage to the Premises by such removal is promptly repaired by Tenant at Tenant's own expense.

         8.2 All merchandise, trade fixtures, and personal property of any kind in the Premises shall be at Tenant's sole risk, and Landlord shall not be liable for any loss or damage to property of Tenant or others arising from theft, fire, explosion, breakage of water pipes, steam pipes or other pipes, or by leaking roofs, or by any other cause whatsoever unless resulting from the willful act of Lndlord.

         SECTION 9. REPAIRS OR MAINTENANCE. Tenant acknowledges that Tenant is fully aware of the condition of the Premises and (except as otherwise expressly provided in this Lease) agrees to take the same on a strictly "as is" basis without warranty, obligation, or representation on the part of Landlord of any kind whatsoever.


         9.1 Landlord agrees to keep in good order, condition and repair the roof, foundation and structural portions of the Premises, (but not including glass and glass windows or the so-called store front), except for any damage thereto caused by any act or negligence of Tenant, its employees, agents, licensees or contractors; it being the intent hereof that the Landlord's obligation to maintain the foregoing is to be limited to repairs required by normal and reasonable wear and tear. Landlord shall not be responsible to make any other improvements or repairs of any kind upon the Premises.

         9.2 Except as provided in 9.1 above, Tenant shall, at Tenant's sole cost and expense, maintain the Premises in at least as good condition and repair (reasonable wear and tear excepted) as they are in at the commencement of the term of this Lease or as they may be put in thereafter. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, or suffer any waste. Tenant's duty to maintain and repair the Premises includes, without limitation, all mechanical, hearing, plumbing and electrical components and all nonstructural, interior and exterior portions of the Premises and whether constructed or installed by Landlord or by Tenant. Tenant shall maintain all exterior areas and landscaping in and about the Premises, keep any lawn areas mowed, and keep all driveways, walks, and parking and loading areas within the Premises in good repair and reasonably free of snow and ice.

         9.3 All alternations or repairs required by public authorities with respect to Tenant's specific use of the Premises shall be made by Tenant at Tenant's expense.

         SECTION 10. ALTERATIONS. Tenant will not make any structural alterations or any nonstructural changes costing more than $25,000, to the Premises or any part thereof, without first obtaining Landlord's written approval, which approval will not be unreasonably delayed, conditioned or withheld. All work done on the Premises shall meet the following requirements:


         10.1 The work will not adversely affect the structural strength or integrity of the Premises;

         10.2 All remodeling shall be done in full conformity with plans and specifications approved in writing by Landlord;

         10.3 All improvements and alterations made by Tenant shall immediately become the property of Landlord and shall remain on the Premises in the absence of a written agreement to the contrary;

         10.4 All work shall be done in a good and first-class workmanlike manner;

         10.5 All work done by Tenant shall be in compliance with all applicable laws, ordinances, regulations, and insurance requirements including, without limitation, all applicable requirements for access by disabled persons under the Maine Human Rights Laws and the Americans with Disabilities Act, and Tenant shall indemnify and hold Landlord harmless from any loss, cost, or expense arising from failure to comply with such requirements;

         10.6 Tenant shall not permit any mechanics liens, or similar liens, to remain upon the Premises in connection with any work performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith (through the filing of a bond or otherwise) without cost to Landlord.

         SECTION 11. INDEMNIFICATION; INSURANCE.

         11.1 Indemnity. Tenant shall indemnify and save Landlord harmless from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, agents, servants or employees, or arising from any accident, injury, or damage whatsoever caused to any person or to the property of any person occurring during the term hereof in or about the Premises except to the extent caused by negligence or willful misconduct of Landlord or its agents. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities of any kind whatsoever incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         11.2 Liability Insurance. Tenant shall maintain in full force during the term hereof a policy of commercial general liability insurance under which Landlord and Tenant are named as insureds, against all claims, expense and liability for injury to or death of persons or damage to property which may be claimed to have occurred in or about the Premises. The minimum limits of liability of such insurance shall be $1,000,000.00 for injury or death to persons, and $500,000.00 with respect to damage to property.

         11.3 Casualty Insurance. Tenant shall, at Tenant's own expense, maintain fire and casualty insurance providing for insurance to the replacement value of the Premises, or such lesser amount as is reasonably acceptable to Landlord, with extended coverage on all buildings located on the Premises and with carriers and in amounts reasonably approved by landlord and any mortgagee under a mortgage on the Premises (the "Lender"), such insurance to be payable to Landlord, Lender, and Tenant, as their interest may appear.

         11.4 Release and Waiver of Subrogation. Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine (even though extra premium may result therefrom), Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, the one carrying such insurance and suffering such loss, releases the other of and from any and all claims with respect to such loss, to the extent of the insurance proceeds paid under such policies, and Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Nothing contained in this section shall be deemed to modify or otherwise affect releases elsewhere herein contained of either party from liability for claims.

         11.5 Polices. At or prior to the commencement of the term of this Lease, and thereafter not less than then (10) days prior to the expiration date of each expiring policy, original policies or certificates of all insurance policies required hereunder setting forth in full the provisions thereof, together with satisfactory evidence of the payment of all premiums then due therefore, shall be delivered by Tenant to Landlord and shall, upon request of Landlord, also be delivered by Tenant to the holder of any mortgage affecting the Premises. All such insurance policies shall provide that such policy shall not be amended or canceled without at least then (10) days prior written notice to Landlord. All such insurance shall be placed with a responsible insurance company reasonably satisfactory to Landlord and authorized to transact business in the State of Maine. The insurance required herein may be written in connection with a so-called "blanket policy."

         SECTION 12. COMPLIANCE WITH APPLICABLE LAWS. Tenant shall, throughout the term of this Lease and at Tenant" sole expense, promptly observe, comply with and execute all laws and regulations of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof and the orders and regulations of the National Board of Fire
Underwriters or any other body now or hereafter exercising similar functions which may be applicable. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority because of Tenant's specific use of the Premises; shall keep the Premises equipped with all safety appliances so required because of such use; and shall procure any licenses and permits required for any such use. Tenant shall comply with all governmental laws and regulations from time to time applicable to the Premises arising from Tenant's specific use of the Premises, including but not limited to the requirements of the Americans with Disabilities Act and the Maine Human Rights Act and any other laws and regulations relating to providing access and accommodation to persons with disabilities, and Tenant shall indemnify and hold Landlord harmless from any loss, cost or liability incurred by Landlord as a result of Tenant's failure to comply with such requirements.

         SECTION 13. HAZARDOUS MATERIALS.

         13.1 Tenant shall not cause or permit any Hazardous Material to be stored, generated, brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without first obtaining Landlord's written consent.


         13.2 Any Hazardous Material permitted on the Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Material.

         13.3 Tenant will in no event permit or cause any disposal of Hazardous Materials in or about the Premises.

         13.4 Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Section and will at all reasonable times permit Landlord or its agents to enter the Premises to inspect the same for compliance with this sections.

         13.5     Tenant shall defend, indemnify and hold harmless Landlord
from and against any loss, claims, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) arising during or after the Lease term as a result of any violation by Tenant of the terms of this Section, or any contamination of the Premises or any other land of Landlord by Hazardous Materials as a result of action by Tenant or Tenant's agents, employees, contractors, or invitees.

         13.6 As used herein, the term "Hazardous Material" means any and all materials or substances which are defined as "hazardous waste" or "hazardous substance" under any state, federal, or local laws, and includes asbestos, waste oil, and petroleum products.

         13.7 Landlord shall comply, at Landlord's sole cost, with all applicable laws and regulations or governmental orders associated with any required cleanup or other actions arising from the existence or alleged existence of Hazardous Materials on, in, or under the Premises prior to Tenant's occupation of the Premises, and shall indemnify and hold Tenant harmless from any costs associated therewith.

         13.8 The provisions of this section 13 shall be in addition to any other obligations and liabilities the parties may have to each other at law or equity and shall survive the transactions contemplated herin and shall survive the termination of the Lease.

         SECTION 14. SIGNS. Tenant shall be permitted to construct, install, and maintain a freestanding or attached sign or signs of suitable size for visibility from adjacent public ways and indicating Tenant's occupancy of the Premises, at Tenant's sole expense, provided that Tenant must obtain written approval from Landlord as to the design and location of all exterior signs, which approval shall not be unreasonably delayed, conditioned or withheld. All signs must comply with all applicable laws and ordinances, and Tenant shall be responsible for obtaining all necessary permits from applicable governmental authorities, at Tenant" sole expense. Landlord's prior consent shall not be required as to signs required by law or regulation or in the event of a change in the name, logo or color of any signage consistent with Tenant's corporate standard. All Tenant's signs shall comply with all requirements of appropriate governmental authorities, and all necessary permits or licenses shall be obtained by Tenant. Landlord shall cooperate with Tenant in obtaining all such required permits and licenses. By execution of this Lease, Landlord shall be deemed to have approved all signs located at the Premises on the date of the Lease.

         SECTION 15. EMINENT DOMAIN. In the case of any taking by eminent domain of either the whole or such lesser portion of the Premises as to preclude the use of the Premises by Tenant for the purpose for which leased, then this Lease shall terminate on the date of such taking. If only a portion of the Premises is taken, and such taking does not unreasonably impair the use of the Premises for the purpose for which leased, the minimum rent shall be equitably abated for the remainder of the term.


         15.1 Condemnation Award. Should the Premises or any part thereof be taken by eminent domain, the sums received in payment for the property so taken shall be paid in their entirety to Landlord, free of any claim by Tenant, except that Tenant shall be entitled to receive and retain any amount which may be specifically awarded to Tenant in a condemnation proceeding because of the taking of any machinery, equipment, trade fixtures, or other property owned by Tenant on the Premises.


         SECTION 16. DAMAGE OR DESTRUCTION. In the event of damage to or destruction of the Premises or any part thereof from fire or other casualty, at any time during the term of this Lease, Tenant, with all reasonable diligence shall reconstruct, repair, replace or restore the Premises to their condition immediately preceding such casualty and this obligation shall not be limited in any way by the amount of available insurance proceeds. No damage to or destruction of the Premises or any part thereof from any cause shall operate to terminate this Lease or relieve, reduce, or discharge Tenant's continuing obligation during the term of this Lease for the payment of rents and other sums due under this Lease. Notwithstanding the foregoing, if during the last year of the term of this Lease the Premises are totally destroyed or so substantially damaged that the restoration could not reasonably be completed with on hundred twenty (120) days from the date of the casualty, either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other no later than thirty (30) days following the date of such damage or destruction.
In the event of such termination, Landlord shall be entitled to receive and retain the entire amount of insurance proceeds.

         SECTION  17.  ASSIGNMENT  OR  SUBLETTING.   Notwithstanding  any  other
provisions of this Lease, Tenant shall have no right to assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses and the like) the whole or any part of the Premises without in each instance having first received the prior express written consent of Landlord, which consent shall not be unreasonably delayed, conditioned or withheld. In any case where
Landlord shall so consent to such assignment or subletting, Tenant shall remain fully liable to Landlord for all of the obligations imposed upon Tenant under this Lease, including without limitation, the obligation to pay the rent and other charges. Notwithstanding the foregoing, Tenant shall have the right to sublease all or a portion of the Premises, to permit occupancy of all or a portion of the Premises, and to assign its interest in this Lease to any Affiliated Entity, as hereinafter defined, without Landlord's consent, provided that Tenant shall give Landlord written notice of any such sublease or assignment. "Affiliated Entity" for purposes of this provision is defined as (a) any entity which controls, is controlled by, or is under common control with Tenant, (b) any entity that succeeds to Tenant's business by merger, reorganization or other form of corporate reorganization, and
(c) any purchaser who acquires all or substantially all of the Tenant's assets and/or stocks.

         SECTION 18. ACCESS BY LANDLORD. Landlord or any person designated by Landlord shall have the right to enter the Premises after reasonable notification to Tenant for the purpose of inspecting the Premises or to make repairs. For a period commencing one hundred eighty (180) days prior to the end of the term of this Lease, Landlord shall have the right to enter the Premises at any reasonable times, for the purpose of exhibiting the same to prospective tenants or purchasers. Landlord shall at all times show due regard for Tenant's reasonable security concerns.


         SECTION 19. SUBORDINATION. This Lease is and shall be subject and subordinate to any mortgages that may now exist or hereafter be placed upon the Premises by Landlord, and to any and all advances to be made thereunder, and all renewals, replacements, and extensions thereof.
This provision shall be self-operative, but Tenant shall, upon request, execute and deliver any documents to confirm this subordination, as may be desired by holders of such mortgages, and if requested by the mortgagee, to agree not to prepay rent more than thirty (30) days in advance, provided that the holder of such mortgage enters into a non-disturbance agreement with Tenant by the terms of which such holder agrees to recognize this Lease and not to disturb Tenant's possession of the Premises hereunder so long as Tenant continues to perform all obligations under this lease, and, in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, to accept
Tenant as tenant of the Premises under the terms and conditions of this Lease and to perform Landlord's obligations under this Lease (but only while owner of the Premises), and Tenant agrees to attorn to and recognize such holder or any other person acquiring title to the Premises as Landlord.

         SECTION 20. ESTOPPEL CERTIFICATES.  Tenant agrees, upon at least thirty
(30) days prior written request by Landlord from time to time, to execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the modifications), the date to which rent and other charges have been paid, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this section may be relied upon by a prospective purchaser or mortgagee or Landlord's interest in the Premises.

         SECTION 21.  DEFAULT.  Tenant shall be in default  under this Lease if:
(i) Tenant shall fail to pay any installment of rent or any other payment to Landlord or other parties required herein, when due, and such failure shall continue for a period of seven (7) days after Tenant's receipt of written notice from Landlord; (ii) Tenant shall become insolvent or make a transfer in fraud of creditors; (iii) a petition shall be filed against Tenant under any state or federal bankruptcy or insolvency laws or under any similar law or statute of the United States or any state, and not discharged within sixty (60) days after such filing, or Tenant shall file such petition, or Tenant shall be adjudged bankrupt or insolvent in any proceeding; (iv) any assignment shall be made of the property of Tenant for the benefit of creditors, or a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property, or the estate hereby created shall be taken on execution or by other process of law; (v) Tenant shall fail to comply with any covenant, term, or provision of this Lease (other than the payment of rent and other charges) and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, or such additional time as is reasonably required to correct such failure.

         In case of any such default, and regardless of any waiver or consent to any earlier event of default, Landlord, at its option, may exercise any and all remedies available to Landlord at law or equity, all of such rights and remedies to be cumulative and not exclusive, including without limitation the following:

         Landlord may terminate this Lease, and Tenant shall quit and surrender the Premises and remain liable as set forth below;

         Landlord may immediately, or at any subsequent time, without demand or further notice, reenter the Premises with or without process of law, and repossess the Premises and expel Tenant and those claiming under Tenant, and Landlord may remove any property from the Premises and store the same in any warehouse, all at the expense and risk of Tenant, or may dispose of the same in accordance with applicable law, and Tenant shall remain liable as set forth below;

         In   the event of termination  or re-entry after default,  Tenant shall pay Landlord as damages all rent, and other charges, payable under this Lease up to the time of re-entry or termination, and all rent that Tenant would have been required to pay until the expiration of the then current term of this lease, whether or not the Premises shall be relet, as and when due in accordance with the provisions of this Lease, plus all expenses of re-entering, repossession, and all expenses in connection with any reletting, including without limitation expenses for altering and repairing the Premises for any new tenant, attorneys' fees and brokers commissions, less the net proceeds to Landlord of any reletting of the Premises, and subject to Landlord's obligation to mititgate damages under applicable law. Any suit brought by Landlord to recover the damages due under this section shall not prejudice
Landlord' right to recover in any subsequent action brought for any amount not previously reduced to judgment.

         At any time after termination, whether or not Landlord shall have collected any damages under (C) above, Landlord shall be entitled, at Landlord's option, to obtain from Tenant, on demand, as liquidated final damages, an amount equal to the present value to Landlord of the rent and other changes that would have been payable by Tenant if this Lease had remained in effect until the expiration of the current term, minus the fair rental value of the Premises for the same period.

         SECTION 22. ATTORNEYS' FEES. In the event of an action by either of the parties hereto against the other to enforce any obligation under this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expense from the other. If Landlord or any of Landlord's agents or employees shall become a party to or participate in any judicial or administrative proceeding which arises as a result of Landlord being a party to this Lease, Tenant shall pay and indemnify

         Landlord against all costs and charges, including reasonable attorneys' fees, which Landlord or Landlord's agents or employees shall incur.

         SECTION 23. RECORDING. This Lease shall not be recorded in any registry of deeds or other public office, but each party agrees to execute, acknowledge, and deliver, at the request of the other party, a memorandum of this Lease in appropriate form for recording, in accordance with Maine statute. Such memorandum will not set forth the rental or other charges payable by Tenant under this Lease, and shall expressly state that it is not intended to vary the terms or conditions of this Lease.

         SECTION 24. NOTICES. Whenever by the terms of this Lease notice shall or may be given to either party, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the addresses set forth on the first page of this Lease, or such other address or addresses as either party may from time to time hereafter designate by written notice to the other. A copy of each notice to Tenant shall be sent to Fleet Legal Department,
Attn: Real Estate Counsel, MA BO F31B, P.O. Box 2197, Boston, MA 02106-2197.

         SECTION 25. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable for any reason, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Lease shall be valid and enforced to the fullest extent permitted by law.


         SECTION 26. SUCCESSORS AND ASSIGNS. The conditions, covenants and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns. The term "Landlord" as used in this Lease means only the owner for the time being of the land and the buildings of which the Premises ar a part, so that in the event of any sale or transfer of such land and buildings or of this Lease, Landlord shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder, excepting such claims or causes of action which accrued prior to the time of such sale or transfer.

         SECTION 27. AUTHORIZATION. Landlord and Tenant each warrant and represent to the other that they are authorized to enter into this Lease, that the person or persons signing it are duly authorized to execute this Lease, and that no other signature or approvals are necessary.


         SECTION 28. GOVERNING LAW: This Lease shall be governed by and construed in accordance with the laws of the State of Maine.

         SECTION 29. BROKERS: Each party hereto represents that it has not dealt with any real estate broker or agent in connection with the negotiation of this Lease or the leasing of the Premises. Each party shall hold the other harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person or entity with whom the other party has dealt.


         SECTION 30. FORCE MAJEURE; In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of adverse weather condition, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law or regulations, riots, insurrection, war or other reason of a like nature not that fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of the such delay. The provisions of this Section 30 shall not (i) operate to excuse Tenant from prompt payment of Tent, or any other payment required by the terms of this Lease; (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds; or (iii) delay or postpone any of the rights specifically granted to Tenant hereunder based upon a time certain.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in any number of counterparts, the day year first above written.

WITNESS:                                 CABREL COMPANY

                                         By (signature)
                                         CAROL A. EPSTEIN
                                         Its President
                                         Hereunto duly authorized


                                         LANDLORD

                                         FLEET BANK OF MAINE
                                         By (signature)
                                         Terence J. Ferrell
                                         Its Vice President
                                         Hereunto duly authorized

                                         TENANT


The land, with all buildings thereon, located in Milo, County of Piscataquis, State of Maine, bounded and described as follows:

Beginning at any iron pipe set in the ground at the intersection of the generally southeasterly sideline of Main Street and generally northeasterly sideline of Elm Street, thence South 66 degrees 51' East along the generally northeasterly sideline of Elm Street one hundred then (110) feet, more or less, to an iron pipe set in the ground; thence North 23 degrees 10' East ninety-seven
(97) feet to an iron pipe set in the ground; thence continuing on the same course of North 23 degrees 10' East three (3) feet to an iron pipe set in the ground; thence South 66 degrees 40' East a distance of one hundred twenty-seven and seven tenths (127.7) feet to an iron pipe, said point being a witness corner; thence same course a distance of two (2) feet to the center of a thirty-six (36) inch Elm tree; thence North 28 degrees o5' East a distance of ninety-eight (98) feet to an iron pipe thence North 67 degrees 45' West a distance of one hundred three and five tenths (103.5) feet to an iron pip; thence South 29 degrees 59' West a distance of forty-five (45) feet to an iron pipe; thence North 65 degrees 28' West a distance of one hundred five and four tenths (105.4) feet to an iron pipe; thence North 67 degrees 30' West a distance of thirty (30) feet to the generally southeasterly sideline of said Main Street one hundred fifty-one and five tenths (151.5) feet to the point of beginning. The above description was prepared from a survey made of the above described premises by Paul A. West, dated June 15, 1968, and all bearings are related to true north.